EXHIBIT 23.8

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 13, 2014, with respect to the consolidated financial statements of Imperial Valley Solar 1 Holdings II, LLC included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-200829) and related Prospectus of TerraForm Power, Inc. for the registration of shares of its Class A common stock.

/s/ Ernst & Young LLP

McLean, Virginia

January 7, 2015